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                           GOLDEN STATE HOLDINGS INC.
                           OFFER FOR ALL OUTSTANDING
                          FLOATING RATE NOTES DUE 2003
                                IN EXCHANGE FOR
                     FLOATING RATE EXCHANGE NOTES DUE 2003,
                          6 3/4% SENIOR NOTES DUE 2001
                                IN EXCHANGE FOR
                     6 3/4% SENIOR EXCHANGE NOTES DUE 2001,
                            7% SENIOR NOTES DUE 2003
                                IN EXCHANGE FOR
                     7% SENIOR EXCHANGE NOTES DUE 2003 AND
                          7 1/8% SENIOR NOTES DUE 2005
                                IN EXCHANGE FOR
                     7 1/8% SENIOR EXCHANGE NOTES DUE 2005

To: BROKERS, DEALERS, COMMERCIAL BANKS,
    TRUST COMPANIES AND OTHER NOMINEES:

     Golden State Holdings Inc. (the "Company") is offering, upon and subject to
the terms and conditions set forth in the Prospectus, dated           , 1998
(the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") its Floating Rate Exchange Notes due 2003, its 6 3/4% Senior Exchange Notes due 2001, its 7% Senior Exchange Notes due 2003 and its 7 1/8% Senior Exchange Notes due 2005, which have been registered under the Securities Act of 1933, as amended, for its outstanding Floating Rate Notes due 2003, its outstanding 6 3/4% Senior Notes due 2001, its outstanding 7% Senior Notes due 2003 and its outstanding 7 1/8% Senior Notes due 2005 (together, the "Old Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Agreement dated July 30, 1998, by and among the Company, GS Escrow Corp. and the initial purchasers referred to therein.

     We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

     1. Prospectus dated           , 1998;

     2. The Letter of Transmittal for your use and for the information of your clients;

     3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

     4. A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

     5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

     YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON           , 1998, UNLESS EXTENDED BY THE
COMPANY (THE "EXPIRATION DATE"). OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

     To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

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     If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates for Old Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures."

     The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to The Bank of New York, the Exchange Agent for the Old Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                          Very truly yours,


                                          GOLDEN STATE HOLDINGS INC.

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures